Exhibit 99.1

Joint Press Release of ActionPoint, Inc.

and Captiva Software Corporation,

dated July 31, 2002.

Captiva and ActionPoint Complete Merger; Combination Creates Largest Input Management Software Provider

SAN DIEGO, July 31 /PRNewswire-FirstCall/ -- ActionPoint, Inc. (Nasdaq: ACTP - News), a market leader in enterprise information capture software, today announced that it has completed its merger with Captiva Software Corporation, creating the largest and most complete provider of input management software solutions for a broad range of industries. As a result of the merger, the combined company has changed its name to Captiva Software Corporation and will trade on the Nasdaq exchange under the symbol CPTV beginning August 1, 2002.

Upon completion of the merger, Reynolds Bish became the President and Chief Executive Officer of the combined company and Steve Francis became the Chief Operating Officer.

"We're gratified that our respective shareholders recognized the compelling strategic and economic benefits of this merger, and we're excited to move into a new era in the company's history," said Bish. "We remain committed to offering new and existing customers preeminent information capture solutions that manage input across the enterprise. In fact, current economic conditions continue to help create demand for our solutions and drive the market to our company's strengths."

"Due to the synergies between the technologies, solutions and organizations of the two companies, the merger is proceeding smoothly and we're anticipating immediate operational efficiencies that should position the combined company for sustained long-term growth by better satisfying user requirements," said Francis.

The combined company has approximately 300 employees worldwide. Revenues for the first six months of 2002 were $23.7 million and operating profits were $900,000, excluding merger related expenses. ActionPoint and Captiva have been technology partners since 1998 and shared many customers prior to the merger. The united company now boasts over 600 Global 2000 customers and governmental agencies, including Bank of America, Citigroup, Empire Blue Cross, Fidelity Investments, The Home Depot and Lands End.

"As a result of the merger, we are in a better position to deliver greater value to our customers, partners and shareholders," Bish added. "Our management teams are in place and our sales, service and support professionals have been integrated and stand ready to serve our global customers. Our solutions are positioned to advance Captiva's market share in existing markets and break ground into new industry verticals."

Corporate Conference Call

Captiva management will host a conference call today, Wednesday, July 31st at approximately 5:00 pm EDT (2:00 p.m. PDT) to discuss the merger. The call can be accessed by dialing 800-374-1450 and giving the conference name, "ActionPoint." Reynolds Bish, President & CEO and Steve Francis, COO and former President and CEO of ActionPoint will be on-line to discuss the merger and other corporate events, followed by a Q&A session. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. The conference call will also be available over the Internet at http://www.captivasoftware.com in the Investor section of the site. A replay of the conference call will also be available commencing two hours after the call and for the following two business days by dialing 800-642-1687 and entering the following reservation number: 5051178.

About Captiva Software

Captiva Software Corporation (Nasdaq: CPTV - News) is a leading provider of enterprise input management software solutions. Since 1989, the company's award- winning products have been used to manage business critical information from paper, faxed and scanned forms and documents, Internet forms and XML data streams into the enterprise in a more accurate, timely and cost-effective manner. These products automate the processing of billions of forms and documents annually, converting their contents into information that is usable in database, document, content and other information management systems. Captiva's technology serves thousands of users in insurance, financial services, government, business process outsourcing, direct marketing and various other markets. For more information, visit www.captivasoftware.com.

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Captiva Software Corporation to differ materially from those expressed or implied by such forward-looking statements. Further, these forward-looking statements do not constitute new or amended overall financial guidance for Captiva Software Corporation, and any anticipated aggregate contract values referred to in this document do not independently provide a basis for determining the future timing of revenue.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenues (including where the underlying contract has already been signed), or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks that are described from time to time in Captiva Software Corporation's Securities and Exchange Commission reports, including but not limited to Captiva's annual report on Form 10-K, 10-Q and subsequently filed reports.

Captiva Software Corporation assumes no obligation and does not intend to update these forward-looking statements.